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                                                                  EXHIBIT (e)(1)

                               AMENDED SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT

                                   May 1, 2006

LAUDUS TRUST

    Laudus Rosenberg U.S. Large Capitalization Fund

    Laudus Rosenberg U.S. Large Capitalization Growth Fund

    Laudus Rosenberg U.S. Large Capitalization Value Fund

    Laudus Rosenberg U.S. Discovery Fund

    Laudus Rosenberg U.S. Small Capitalization Fund

    Laudus Rosenberg International Equity Fund

    Laudus Rosenberg International Small Capitalization Fund

    Laudus Rosenberg International Discovery Fund

    Laudus Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund

    Laudus Rosenberg U.S. Long/Short Equity Fund

    Laudus Rosenberg Global Long/Short Equity Fund

    Laudus Rosenberg Value Long/Short Equity Fund

LAUDUS VARIABLE INSURANCE TRUST

    Laudus Rosenberg VIT Value Long/Short Equity Fund

LAUDUS TRUST                                          ALPS DISTRIBUTORS, INC.

By:    /s/ Daniel Kern                                By:      /s/ Jeremy O. May
       -----------------------------------                     -----------------
Name:  Daniel Kern                                    Name:    Jeremy O. May
Title: Vice President, Chief Financial Officer        Title:   Managing Director
       and Treasurer

LAUDUS VARIABLE INSURANCE TRUST

By:    /s/ Daniel Kern
       -----------------------------------
Name:  Daniel Kern

Title: Vice President, Chief Financial Officer and Treasurer

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.
with respect to Section 4 hereof only

By:    /s/ Evelyn Dilsaver
       -----------------------------------
Name:  Evelyn Dilsaver
Title: President and Chief Executive Officer